                       PREFERRED SECURITIES GUARANTY AGREEMENT




                          UNITED COMMUNITY BANCSHARES, INC.


                                         AND


                               WILMINGTON TRUST COMPANY





                               DATED: JANUARY   , 1997

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                                  TABLE OF CONTENTS

                                                                     Page No.


ARTICLE I - DEFINITIONS AND INTERPRETATION. . . . . . . . . . . . . . . . . . 1

    SECTION 1.1 Definitions and Interpretation. . . . . . . . . . . . . . . . 1

ARTICLE II - TRUST INDENTURE ACT. . . . . . . . . . . . . . . . . . . . . . . 4

    SECTION 2.1  Trust Indenture Act; Application . . . . . . . . . . . . . . 4

    SECTION 2.2  Lists of Holders of Securities . . . . . . . . . . . . . . . 4

    SECTION 2.3  Reports by the Preferred Guaranty
                   Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . 5

    SECTION 2.4  Periodic Reports to Preferred
                   Guaranty Trustee . . . . . . . . . . . . . . . . . . . . . 5

    SECTION 2.5  Evidence of Compliance with
                   Conditions Precedent . . . . . . . . . . . . . . . . . . . 5

    SECTION 2.6  Events of Default; Waiver. . . . . . . . . . . . . . . . . . 5

    SECTION 2.7  Event of Default; Notice . . . . . . . . . . . . . . . . . . 5

    SECTION 2.8  Conflicting Interests. . . . . . . . . . . . . . . . . . . . 6

ARTICLE III - POWERS, DUTIES AND RIGHTS OF PREFERRED
                 GUARANTY TRUSTEE . . . . . . . . . . . . . . . . . . . . . . 6

    SECTION 3.1  Powers and Duties of the Preferred
                   Guaranty Trustee . . . . . . . . . . . . . . . . . . . . . 6

    SECTION 3.2  Certain Rights of Preferred Guaranty
                   Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . 8

    SECTION 3.3  Not Responsible for Recitals or
                   Issuance of Guaranty . . . . . . . . . . . . . . . . . . .10

ARTICLE IV - PREFERRED GUARANTY TRUSTEE . . . . . . . . . . . . . . . . . . .10


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    SECTION 4.1  Preferred Guaranty Trustee; Eligibility. . . . . . . . . . .10

    SECTION 4.2  Appointment, Removal and Resignation of
                   Preferred Guaranty Trustees. . . . . . . . . . . . . . . .10

ARTICLE V - GUARANTY. . . . . . . . . . . . . . . . . . . . . . . . . . . . .11

    SECTION 5.1  Guaranty . . . . . . . . . . . . . . . . . . . . . . . . . .11

    SECTION 5.2  Waiver of Notice and Demand. . . . . . . . . . . . . . . . .12

    SECTION 5.3  Obligations Not Affected . . . . . . . . . . . . . . . . . .12

    SECTION 5.4  Rights of Holders. . . . . . . . . . . . . . . . . . . . . .13

    SECTION 5.5  Guaranty of Payment. . . . . . . . . . . . . . . . . . . . .13

    SECTION 5.6  Subrogation. . . . . . . . . . . . . . . . . . . . . . . . .13

    SECTION 5.7  Independent Obligations. . . . . . . . . . . . . . . . . . .13

ARTICLE VI - LIMITATION OF TRANSACTIONS; SUBORDINATION. . . . . . . . . . . .14

    SECTION 6.1  Limitation of Transactions . . . . . . . . . . . . . . . . .14

    SECTION 6.2  Ranking. . . . . . . . . . . . . . . . . . . . . . . . . . .14

ARTICLE VII - TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . .14

    SECTION 7.1  Termination. . . . . . . . . . . . . . . . . . . . . . . . .14

ARTICLE VIII - INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . .15

    SECTION 8.1  Exculpation. . . . . . . . . . . . . . . . . . . . . . . . .15

    SECTION 8.2  Indemnification. . . . . . . . . . . . . . . . . . . . . . .15

ARTICLE IX - MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . .15

    SECTION 9.1  Successors and Assigns . . . . . . . . . . . . . . . . . . .15

    SECTION 9.2  Amendments . . . . . . . . . . . . . . . . . . . . . . . . .16

    SECTION 9.3  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . .16

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    SECTION 9.4  Benefit. . . . . . . . . . . . . . . . . . . . . . . . . . .17

    SECTION 9.5  Governing Law. . . . . . . . . . . . . . . . . . . . . . . .17

                                CROSS REFERENCE TABLE


Section of Trust                                            Section of
Indenture Act of                                            Guaranty
1939, as Amended                                            Agreement
----------------                                            ----------

310(a)                                                      4.1(a)
310(b)                                                      4.1(c), 2.8
310(c)                                                      Inapplicable
311(a)                                                      2.2(b)
311(b)                                                      2.2(b)
311(c)                                                      Inapplicable
312(a)                                                      2.2(a)
312(b)                                                      2.2(b)
313                                                         2.3
314(a)                                                      2.4
314(b)                                                      Inapplicable
314(c)                                                      2.5
314(d)                                                      Inapplicable
314(e)                                                      1.1, 2.5, 3.2
314(f)                                                      2.1, 3.2
315(a)                                                      3.1(d)
315(b)                                                      2.7
315(c)                                                      3.1
315(d)                                                      3.1(d)
316(a)                                                      1.1, 3.6, 5.4
316(b)                                                      5.3
316(c)                                                      8.2
317(a)                                                      Inapplicable
317(b)                                                      Inapplicable
318(a)                                                      2.1(b)
318(b)                                                      2.1
318(c)                                                      2.1(a)


                                          iv


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                       PREFERRED SECURITIES GUARANTY AGREEMENT

     This GUARANTY AGREEMENT (the "Preferred Securities Guaranty"), dated as of January __, 1997, is executed and delivered by United Community Bancshares, Inc., a Minnesota corporation (the "Guarantor"), and Wilmington Trust Company, as trustee (the "Preferred Guaranty Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Preferred Securities (as defined herein) of United Capital Trust I, a Delaware statutory business trust ("United Capital").

     WHEREAS, pursuant to an Amended and Restated Trust Agreement (the "Trust Agreement"), dated as of January __, 1997, among the trustees of United Capital named therein, the Guarantor, as sponsor, and the holders from time to time of undivided beneficial interests in the assets of United Capital, United Capital
is issuing on the date hereof [                              ]  preferred
securities, having an aggregate liquidation amount of $[        ], designated
the _____% Cumulative Trust Preferred Securities (the "Preferred Securities");

     WHEREAS, as incentive for the Holders to purchase the Preferred Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Preferred Securities Guaranty, to pay to the Holders of the Preferred Securities the Guaranty Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the purchase by each Holder of Preferred Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Preferred Securities Guaranty for the benefit of the Holders.

                                      ARTICLE I
                            DEFINITIONS AND INTERPRETATION

SECTION 1.1  Definitions and Interpretation

     In this Preferred Securities Guaranty, unless the context otherwise requires:

     (a) capitalized terms used in this Preferred Securities Guaranty but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

     (b) a term defined anywhere in this Preferred Securities Guaranty has the same meaning throughout;

     (c) all references to "the Preferred Securities Guaranty" or "this Preferred Securities Guaranty" are to this Preferred Securities Guaranty as modified, supplemented or amended from time to time;

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     (d)  all references in this Preferred Securities Guaranty to Articles and
Sections are to Articles and Sections of this Preferred Securities Guaranty, unless otherwise specified;

     (e) a term defined in the Trust Indenture Act has the same meaning when used in this Preferred Securities Guaranty, unless otherwise defined in this Preferred Securities Guaranty or unless the context otherwise requires; and

     (f)  a reference to the singular includes the plural and vice versa.

     "Affiliate" has the same meaning as given to that term in Rule 405 of the Securities Act of 1933, as amended, or any successor rule thereunder.

     "Business Day" means any day other than (a) a Saturday or Sunday, (b) a day on which banking institutions in the State of Minnesota are authorized or required by law or executive order to remain closed, or (c) a day on which the Preferred Guaranty Trustee's Corporate Trust Office is closed for business.

     "Corporate Trust Office" means the office of the Preferred Guaranty Trustee at which the corporate trust business of the Preferred Guaranty Trustee shall, at any particular time, be principally administered, which office at the date of execution of this Agreement is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001.

     "Covered Person" means any Holder or beneficial owner of Preferred Securities.

     "Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Preferred Securities Guaranty.

     "Guaranty Payments" means the following payments or distributions, without duplication, with respect to the Preferred Securities, to the extent not paid or made by United Capital: (i) any accrued and unpaid Distributions (as defined in the Trust Agreement) that are required to be paid on such Preferred Securities to the extent United Capital shall have funds available therefor, (ii) the redemption price, including all accrued and unpaid Distributions to the date of redemption (the "Redemption Price") to the extent United Capital has funds available therefor, with respect to any Preferred Securities called for redemption by United Capital, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of United Capital (other than in connection with the distribution of Junior Subordinated Debentures to the Holders in exchange for Preferred Securities as provided in the Trust Agreement), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid Distributions on the Preferred Securities to the date of payment, to the extent United Capital shall have funds available therefor, and
(b) the amount of assets of United Capital remaining available for distribution to Holders in liquidation of United Capital (in either case, the "Liquidation Distribution").


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     "Holder" shall mean any holder, as registered on the books and records of
United Capital of any Preferred Securities; provided, however, that, in determining whether the holders of the requisite percentage of Preferred Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor or any Affiliate of the Guarantor.

     "Indemnified Person" means the Preferred Guaranty Trustee, any Affiliate of the Preferred Guaranty Trustee, or any officers, directors, shareholders, members, partners, employees, representatives, nominees, custodians or agents of the Preferred Guaranty Trustee.

     "Indenture" means the Subordinated Indenture dated as of January ___, 1997, among the Guarantor (the "Debenture Issuer") and Wilmington Trust Company, as trustee, and any indenture supplemental thereto pursuant to which the Junior Subordinated Debentures are to be issued to the Property Trustee of United Capital.

     "Junior Subordinated Debentures" means the series of junior subordinated deferrable interest debt securities of the Guarantor designated the ___% Junior Subordinated Deferrable Interest Debentures due 2027 held by the Property Trustee (as defined in the Trust Agreement) of United Capital.

     "Majority in liquidation amount of the Preferred Securities" means, except as provided by the Trust Indenture Act, a vote by Holder(s) of Preferred Securities, voting separately as a class, of more than 50% of the liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all Preferred Securities.

     "Officers' Certificate" means, with respect to any Person, a certificate signed by two Authorized Officers of such Person. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Preferred Securities Guaranty shall include:

     (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definition relating thereto;

     (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

     (c) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and


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     (d)  a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

     "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

     "Preferred Guaranty Trustee" means Wilmington Trust Company, until a Successor Preferred Guaranty Trustee has been appointed and has accepted such appointment pursuant to the terms of this Preferred Securities Guaranty and thereafter means each such Successor Preferred Guaranty Trustee.

     "Responsible Officer" means, with respect to the Preferred Guaranty Trustee, any officer within the Corporate Trust Office of the Preferred Guaranty Trustee, including any vice-president, any assistant vice-president, any assistant secretary, the treasurer, any assistant treasurer or other officer of the Corporate Trust Office of the Preferred Guaranty Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

     "Successor Preferred Guaranty Trustee" means a successor Preferred Guaranty Trustee possessing the qualifications to act as Preferred Guaranty Trustee under
Section 4.1.

     "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

                                      ARTICLE II
                                 TRUST INDENTURE ACT

SECTION 2.1  Trust Indenture Act; Application

     (a) This Preferred Securities Guaranty is subject to the provisions of the Trust Indenture Act that are required to be part of this Preferred Securities Guaranty and shall, to the extent applicable, be governed by such provisions; and

     (b) If and to the extent that any provision of this Preferred Securities Guaranty limits, qualifies or conflicts with the duties imposed by Section 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

SECTION 2.2  Lists of Holders of Securities

     (a) The Guarantor shall provide the Preferred Guaranty Trustee with a list, in such form as the Preferred Guaranty Trustee may reasonably require, of the names and


                                          4


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addresses of the Holders of the Preferred Securities ("List of Holders") (i) on
or before January 1 and July 1 of each year, and (ii) at any other time within 30 days of receipt by the Guarantor of a written request for a List of Holders, as of a date no more than 14 days before such List of Holders is given to the Preferred Guaranty Trustee provided, that the Guarantor shall not be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Preferred Guaranty Trustee by the Guarantor. The Preferred Guaranty Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

     (b) The Preferred Guaranty Trustee shall comply with its obligations under Sections 311(a), 311(b) and Section 312(b) of the Trust Indenture Act.

SECTION 2.3  Reports by the Preferred Guaranty Trustee

     On or before July 15 of each year, the Preferred Guaranty Trustee shall provide to the Holders of the Preferred Securities such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Preferred Guaranty Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

SECTION 2.4  Periodic Reports to Preferred Guaranty Trustee

     The Guarantor shall provide to the Preferred Guaranty Trustee such documents, reports and information as required by Section 314 of the Trust Indenture Act, if any, and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by
Section 314 of the Trust Indenture Act.

SECTION 2.5  Evidence of Compliance with Conditions Precedent

     The Guarantor shall provide to the Preferred Guaranty Trustee such evidence of compliance with the conditions precedent, if any, provided for in this Preferred Securities Guaranty that relate to any of the matters set forth in
Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officers' Certificate.

SECTION 2.6  Events of Default; Waiver

     The Holders of a Majority in liquidation amount of Preferred Securities may, by vote, on behalf of the Holders of all of the Preferred Securities, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Preferred Securities Guaranty, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.


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SECTION 2.7  Event of Default; Notice

     (a) The Preferred Guaranty Trustee shall, within 90 days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Holders of the Preferred Securities, notices of all Events of Default actually known to a Responsible Officer of the Preferred Guaranty Trustee, unless such defaults have been cured before the giving of such notice, provided, that, the Preferred Guaranty Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Preferred Guaranty Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Preferred Securities.

     (b) The Preferred Guaranty Trustee shall not be deemed to have knowledge of any Event of Default unless the Preferred Guaranty Trustee shall have received written notice, or of which a Responsible Officer of the Preferred Guaranty Trustee charged with the administration of the Trust Agreement shall have obtained actual knowledge.

SECTION 2.8  Conflicting Interests

     The Trust Agreement shall be deemed to be specifically described in this Preferred Securities Guaranty for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

                                     ARTICLE III
                             POWERS, DUTIES AND RIGHTS OF
                              PREFERRED GUARANTY TRUSTEE

SECTION 3.1  Powers and Duties of the Preferred Guaranty Trustee

     (a) This Preferred Securities Guaranty shall be held by the Preferred Guaranty Trustee for the benefit of the Holders of the Preferred Securities, and the Preferred Guaranty Trustee shall not transfer this Preferred Securities Guaranty to any Person except a Holder of Preferred Securities exercising his or her rights pursuant to Section 5.4(b) or to a Successor Preferred Guaranty Trustee on acceptance by such Successor Preferred Guaranty Trustee of its appointment to act as Successor Preferred Guaranty Trustee. The right, title and interest of the Preferred Guaranty Trustee shall automatically vest in any Successor Preferred Guaranty Trustee, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Preferred Guaranty Trustee.

     (b) If an Event of Default actually known to a Responsible Officer of the Preferred Guaranty Trustee has occurred and is continuing, the Preferred Guaranty Trustee shall enforce this Preferred Securities Guaranty for the benefit of the Holders of the Preferred Securities.


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


     (c) The Preferred Guaranty Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Preferred Securities Guaranty, and no implied covenants shall be read into this Preferred Securities Guaranty against the Preferred Guaranty Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6) and is actually known to a Responsible Officer of the Preferred Guaranty Trustee, the Preferred Guaranty Trustee shall exercise such of the rights and powers vested in it by this Preferred Securities Guaranty, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

     (d) No provision of this Preferred Securities Guaranty shall be construed to relieve the Preferred Guaranty Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

                 (A) the duties and obligations of the Preferred Guaranty Trustee shall be determined solely by the express provisions of this Preferred Securities Guaranty, and the Preferred Guaranty Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Preferred Securities Guaranty, and no implied covenants or obligations shall be read into this Preferred Securities Guaranty against the Preferred Guaranty Trustee; and

                 (B) in the absence of bad faith on the part of the Preferred Guaranty Trustee, the Preferred Guaranty Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Preferred Guaranty Trustee and conforming to the requirements of this Preferred Securities Guaranty; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Preferred Guaranty Trustee, the Preferred Guaranty Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Preferred Securities Guaranty;

          (ii) the Preferred Guaranty Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Preferred Guaranty Trustee, unless it shall be proved that the Preferred Guaranty Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

          (iii) the Preferred Guaranty Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in liquidation amount of the Preferred Securities relating to the time, method and place of conducting any proceeding for any remedy available to the

Preferred Guaranty Trustee, or exercising any trust or power conferred upon the Preferred Guaranty Trustee under this Preferred Securities Guaranty; and

          (iv) no provision of this Preferred Securities Guaranty shall require the Preferred Guaranty Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers if the Preferred Guaranty Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Preferred Securities Guaranty or indemnity, reasonably satisfactory to the Preferred Guaranty Trustee, against such risk or liability is not reasonably assured to it.

SECTION 3.2  Certain Rights of Preferred Guaranty Trustee

     (a)  Subject to the provisions of Section 3.1:

          (i) The Preferred Guaranty Trustee may conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

          (ii) Any direction or act of the Guarantor contemplated by this Preferred Securities Guaranty shall be sufficiently evidenced by an Officers' Certificate.

          (iii) Whenever, in the administration of this Preferred Securities Guaranty, the Preferred Guaranty Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Preferred Guaranty Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Guarantor.

          (iv) The Preferred Guaranty Trustee shall have no duty to see to any recording, filing or registration of any instrument (or any rerecording, refiling or registration thereof).

          (v) The Preferred Guaranty Trustee may consult with counsel, and the written advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion. Such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees. The Preferred Guaranty Trustee shall have the right at any time to seek instructions concerning the administration of this Preferred Securities Guaranty from any court of competent jurisdiction.


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


          (vi) The Preferred Guaranty Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Preferred Securities Guaranty at the request or direction of any Holder, unless such Holder shall have provided to the Preferred Guaranty Trustee such security and indemnity, reasonably satisfactory to the Preferred Guaranty Trustee, against the costs, expenses (including attorneys' fees and expenses and the expenses of the Preferred Guaranty Trustee's agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Preferred Guaranty Trustee; provided that, nothing contained in this Section 3.2(a)(vi) shall be taken to relieve the Preferred Guaranty Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Preferred Securities Guaranty.

          (vii) The Preferred Guaranty Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Preferred Guaranty Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

          (viii) The Preferred Guaranty Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, custodians or attorneys, and the Preferred Guaranty Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

          (ix) Any action taken by the Preferred Guaranty Trustee or its agents hereunder shall bind the Holders of the Preferred Securities, and the signature of the Preferred Guaranty Trustee or its agents alone shall be sufficient and effective to perform any such action. No third party shall be required to inquire as to the authority of the Preferred Guaranty Trustee to so act or as to its compliance with any of the terms and provisions of this Preferred Securities Guaranty, both of which shall be conclusively evidenced by the Preferred Guaranty Trustee's or its agent's taking such action.

          (x) Whenever in the administration of this Preferred Securities Guaranty the Preferred Guaranty Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Preferred Guaranty Trustee (i) may request instructions from the Holders of a Majority in liquidation amount of the Preferred Securities, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in conclusively relying on or acting in accordance with such instructions.

     (b) No provision of this Preferred Securities Guaranty shall be deemed to impose any duty or obligation on the Preferred Guaranty Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Preferred Guaranty Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Preferred Guaranty Trustee shall be construed to be a duty.

SECTION 3.3  Not Responsible for Recitals or Issuance of Guaranty

     The recitals contained in this Preferred Securities Guaranty shall be taken as the statements of the Guarantor, and the Preferred Guaranty Trustee does not assume any responsibility for their correctness. The Preferred Guaranty Trustee makes no representation as to the validity or sufficiency of this Preferred Securities Guaranty.

                                      ARTICLE IV
                              PREFERRED GUARANTY TRUSTEE

SECTION 4.1  Preferred Guaranty Trustee; Eligibility

     (a)  There shall at all times be a Preferred Guaranty Trustee which shall:

          (i)  not be an Affiliate of the Guarantor; and

          (ii) be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or Person permitted by the Securities and Exchange Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this Section 4.1(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

     (b) If at any time the Preferred Guaranty Trustee shall cease to be eligible to so act under Section 4.1(a), the Preferred Guaranty Trustee shall immediately resign in the manner and with the effect set out in Section 4.2(c).

     (c) If the Preferred Guaranty Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Preferred Guaranty Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

SECTION 4.2  Appointment, Removal and Resignation of Preferred Guaranty Trustees


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


     (a) Subject to Section 4.2(b), the Preferred Guaranty Trustee may be appointed or removed without cause at any time by the Guarantor.

     (b)  The Preferred Guaranty Trustee shall not be removed in accordance with
Section 4.2(a) until a Successor Preferred Guaranty Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Preferred Guaranty Trustee and delivered to the Guarantor.

     (c) The Preferred Guaranty Trustee appointed to office shall hold office until a Successor Preferred Guaranty Trustee shall have been appointed or until its removal or resignation. The Preferred Guaranty Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Preferred Guaranty Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Preferred Guaranty Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Preferred Guaranty Trustee and delivered to the Guarantor and the resigning Preferred Guaranty Trustee.

     (d) If no Successor Preferred Guaranty Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within 60 days after delivery to the Guarantor of an instrument of resignation, the resigning Preferred Guaranty Trustee may petition any court of competent jurisdiction for appointment of a Successor Preferred Guaranty Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Preferred Guaranty Trustee.

     (e) No Preferred Guaranty Trustee shall be liable for the acts or omissions to act of any Successor Preferred Guaranty Trustee.

     (f) Upon termination of this Preferred Securities Guaranty or removal or resignation of the Preferred Guaranty Trustee pursuant to this Section 4.2, the Guarantor shall pay to the Preferred Guaranty Trustee all amounts accrued to the date of such termination, removal or resignation.

                                      ARTICLE V
                                       GUARANTY

SECTION 5.1  Guaranty

     The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guaranty Payments (without duplication of amounts theretofore paid by United Capital), as and when due, regardless of any defense, right of set-off or counterclaim that United Capital may have or assert. The Guarantor's obligation to make a Guaranty Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing United Capital to pay such amounts to the Holders.


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


SECTION 5.2  Waiver of Notice and Demand

     The Guarantor hereby waives notice of acceptance of this Preferred Securities Guaranty and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against United Capital or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

SECTION 5.3  Obligations Not Affected

     The obligations, covenants, agreements and duties of the Guarantor under this Preferred Securities Guaranty shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

     (a) the release or waiver, by operation of law or otherwise, of the performance or observance by United Capital of any express or implied agreement, covenant, term or condition relating to the Preferred Securities to be performed or observed by United Capital;

     (b) the extension of time for the payment by United Capital of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Preferred Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Preferred Securities (other than an extension of time for payment of Distributions, Redemption Price, Liquidation Distribution or other sum payable that results from the extension of any interest payment period on the Subordinated Debentures or any extension of the maturity date of the Subordinated Debentures permitted by the Indenture);

     (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Preferred Securities, or any action on the part of United Capital granting indulgence or extension of any kind;

     (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, United Capital or any of the assets of United Capital;

     (e)  any invalidity of, or defect or deficiency in, the Preferred
Securities;

     (f) the settlement or compromise of any obligation guarantied hereby or hereby incurred; or

     (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.3 that the


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


obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

     There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

SECTION 5.4  Rights of Holders

     (a) The Holders of a Majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting of any proceeding for any remedy available to the Preferred Guaranty Trustee in respect of this Preferred Securities Guaranty or exercising any trust or power conferred upon the Preferred Guaranty Trustee under this Preferred Securities Guaranty.

     (b) Any Holder of Preferred Securities may institute a legal proceeding directly against the Guarantor to enforce its rights under this Preferred Securities Guaranty, without first instituting a legal proceeding against United Capital, the Preferred Guaranty Trustee or any other Person.

SECTION 5.5  Guaranty of Payment

     This Preferred Securities Guaranty creates a guaranty of payment and not of collection.

SECTION 5.6  Subrogation

     The Guarantor shall be subrogated to all (if any) rights of the Holders of Preferred Securities against United Capital in respect of any amounts paid to such Holders by the Guarantor under this Preferred Securities Guaranty; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Preferred Securities Guaranty, if, at the time of any such payment, any amounts are due and unpaid under this Preferred Securities Guaranty. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

SECTION 5.7  Independent Obligations

     The Guarantor acknowledges that its obligations hereunder are independent of the obligations of United Capital with respect to the Preferred Securities, and that the Guarantor shall be liable as principal and as debtor hereunder to make Guaranty Payments pursuant to the terms of this Preferred Securities Guaranty notwithstanding the occurrence of any event referred to in subsections
(a) through (g), inclusive, of Section 5.3.




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


                                      ARTICLE VI
                      LIMITATION OF TRANSACTIONS; SUBORDINATION

SECTION 6.1  Limitation of Transactions

     So long as any Preferred Securities remain outstanding, if there shall have occurred an Event of Default or an event of default under the Trust Agreement, then (a) the Guarantor shall not declare or pay any dividend or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of its capital stock, (b) the Guarantor shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Guarantor (including other Junior Subordinated Debentures) which rank pari passu with or junior in interest to the Junior Subordinated Debentures or (c) the Guarantor shall not make any guaranty payments with respect to any guaranty by the Guarantor of the debt securities of any subsidiary of the Guarantor if such guaranty ranks pari passu or junior in interest to the Junior Subordinated Debentures (other than (a) dividends or distributions in common stock, (b) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future or the redemption or repurchase of any such rights pursuant thereto, (c) payments under this Preferred Securities Guaranty and (d) purchases of common stock related to rights under any of the Guarantor's benefit plans for its directors, officers of employees).

SECTION 6.2  Ranking

     This Preferred Securities Guaranty will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to all other liabilities of the Guarantor, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Guarantor and with any guaranty now or hereafter entered into by the Guarantor in respect of any preferred or preference stock of any Affiliate of the Guarantor, and (iii) senior to the Guarantor's common stock.

                                     ARTICLE VII
                                     TERMINATION

SECTION 7.1  Termination

     This Preferred Securities Guaranty shall terminate upon (i) full payment of the Redemption Price of all Preferred Securities, (ii) upon full payment of the amounts payable in accordance with the Trust Agreement upon liquidation of United Capital or (iii) upon distribution of the Junior Subordinated Debentures to the holders of the Preferred Securities. Notwithstanding the foregoing, this Preferred Securities Guaranty will continue to be effective or will be reinstated, as the case may be, if at any time any Holder of Preferred Securities must restore payment of any sums paid under the Preferred Securities or under this Preferred Securities Guaranty.


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


                                     ARTICLE VIII
                                   INDEMNIFICATION

SECTION 8.1  Exculpation

     (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Preferred Securities Guaranty and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Preferred Securities Guaranty or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

     (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Guarantor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders of Preferred Securities might properly be paid.

SECTION 8.2  Indemnification

     The Guarantor agrees to indemnify each Indemnified Person for, and to hold each Indemnified Person harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against, or investigating, any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligation to indemnify as set forth in this Section 8.2 shall survive the termination of this Preferred Securities Guaranty.

                                      ARTICLE IX
                                    MISCELLANEOUS

SECTION 9.1  Successors and Assigns

     All guaranties and agreements contained in this Preferred Securities Guaranty shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Preferred Securities then outstanding.


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


SECTION 9.2  Amendments

     Except with respect to any changes that do not materially adversely affect the rights of Holders (in which case no consent of Holders will be required), this Preferred Securities Guaranty may only be amended with the prior approval of the Holders of at least a Majority in liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all the outstanding Preferred Securities. The provisions of
Article VI of the Trust Agreement with respect to meetings of Holders of the Securities apply to the giving of such approval.

SECTION 9.3  Notices

     All notices provided for in this Preferred Securities Guaranty shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by registered or certified mail, as follows:

     (a) If given to the Preferred Guaranty Trustee, at the Preferred Guaranty Trustee's mailing address set forth below (or such other address as the Preferred Guaranty Trustee may give notice of to the Holders of the Preferred Securities):

               Wilmington Trust Company
               Rodney Square North
               1100 North Market Street
               Wilmington, DE  19890-0001
               Attention:  Corporate Trust Administration

     (b) If given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Holders of the Preferred Securities):

               United Community Bancshares, Inc.
               2600 Eagan Woods Drive, Suite 155
               Eagan, MN 55121
               Attention:  Marcia L. O'Brien
                          Chief Financial Officer

     (c) If given to any Holder of Preferred Securities, at the address set forth on the books and records of United Capital.

     All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed


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


address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

SECTION 9.4  Benefit

     This Preferred Securities Guaranty is solely for the benefit of the Holders of the Preferred Securities and, subject to Section 3.1(a), is not separately transferable from the Preferred Securities.

SECTION 9.5  Governing Law

     THIS PREFERRED SECURITIES GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MINNESOTA.

     THIS PREFERRED SECURITIES GUARANTY is executed as of the day and year first above written.

                         UNITED COMMUNITY BANCSHARES, INC.,
                         as Guarantor


                         By:
                            ----------------------------------------------------
                              Name:  R. Scott Jones
                              Title:  Chairman

                    and

                         By:
                            ----------------------------------------------------
                              Name:  Galen T. Pate
                              Title:  President


                         WILMINGTON TRUST COMPANY,
                         as Preferred Guaranty Trustee

                         By:
                            ----------------------------------------------------
                              Name:
                              Title:


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